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                                                                   Exhibit 10.16

                                 PROMISSORY NOTE
                                 (SECURED LOAN)


Date of Note:     October __, 1998

Amount of Note:   $500,000

Borrower:         Paul J. Kerz

Interest Rate:    5.53125% per annum


      1. Borrower's Promise to Pay. In return for a loan (the "Loan") that I have received, I promise to pay, in one lump sum payment on the maturity date (defined below), U.S. $500,000 (this amount is hereinafter called the "principal"), plus interest, to the order of the Lender. The "Lender" is HSA MANAGED CARE SYSTEMS, INC. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the "Note Holder".

      2. Interest. Interest will be charged on the principal until the full amount of the principal has been paid. I will pay interest at a yearly rate as described above.

      The interest rate required by this Section 2 is the rate I will pay both before and after any default described in Section 6(b) of this Note.

      3.  Payments.

      Time and Place of Payments. I will pay interest semi-annually by making payments on the last day of April and October of each year.

      I will make my first semi-annual payment of interest on April 30, 1999. I will continue to make these payments every six months until I have paid all of the principal and interest and any other charges described below that I may owe under this Note. My semi-annual payments will be applied to interest before principal. I will pay all of the unpaid principal of the Loan along with any accrued and unpaid interest related thereto on October 31, 2000 (the "Maturity Date").

      4. Borrower's Right to Prepay. I have the right to make payments of principal at any time before they are due.
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Any such payment of principal is hereinafter called a "prepayment". When I make a prepayment, I will notify the Note Holder in writing of such prepayment.

      I may make a full prepayment or partial prepayment without paying any prepayment charge. The Note Holder will use all of my prepayments to reduce the amount of principal that I owe under this Note. If I make a partial prepayment, there will be no changes in the due date of my semi-annual payments unless the Note Holder agrees in writing to those changes. Any amounts of the Loan prepaid may not be reborrowed.

      5. Loan Charges. If a law, which applies to this Loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this Loan exceed the permitted limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from me which exceeded permitted limits will be refunded to me. The Note Holder may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me. If a refund reduces principal, the reduction will be treated as a partial prepayment.

      6. Borrower's Failure to Pay as Required.

      (a) Late Charge for Overdue Payments. Any amount of principal or interest which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal or interest amount is paid in full, payable on demand, at the prime commercial lending rate announced from time to time by Chase Bank at its principal office in New York City.

      (b) Default. If I do not pay the full amount of each semi-annual payment on the date it is due, I will be in default.

      (c) Notice of Default. If I am in default, the Note Holder may send me a written notice telling me that if I do not pay the overdue amount, the Note Holder may require me to pay immediately the full amount of principal which has not been paid and all the interest that I owe on that amount. That date must be at least fifteen (15) days after the date on which the notice is delivered or mailed to me.

      (d) No Waiver By Note Holder. Even if, at a time when I am in default, the Note Holder does not require me to pay
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immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.

      (e) Payment of Note Holder's Costs and Expenses. If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back by me for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include reasonable attorneys' fees.

      7. Giving of Notices. Unless applicable law requires a different method, any notice that must be given to me under this Note will be given by delivering it or by mailing it by first class mail to me at 126 East 65th Street, New York, New York 10021, or at a different address if I give the Note Holder a notice of my different address.

      Any notice that must be given to the Note Holder under this Note will be given by delivering it or mailing it by first class mail to the Note Holder at:
HSA Managed Care Systems, Inc., c/o Health Care microsystems, Inc., 200 N. Sepulveda Boulevard, El Segundo, California 90245, Attention: Thomas J. Kazamek, or at a different address if I am given a notice of that different address.

      8. Waivers. I and any other person who has obligations under this Note waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

      9. Secured Note. In addition to the protections given to the Note Holder under this Note, the Security Agreement which I have entered into with the Lender dated as of today's date (the "Security Agreement") protects the Note Holder from possible losses which might result if I do not keep the promises which I make in this Note.

      10. Events of Default. Notwithstanding anything to the contrary provided herein, the occurrence of any one or more of the following shall be an "Event of Default" hereunder and upon the occurrence of an Event of Default, any and all principal and interest due hereunder shall be immediately due and payable:
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      (a) if I shall fail to pay when due and payable any obligations owing under this Note or another note of even date herewith (the "Unsecured Loan Note") I executed in favor of the Lender in connection with an unsecured loan made to me by the Lender (the "Unsecured Loan");

      (b) if I cease to be actively involved in the management of the Lender or its parent company, Health Management Systems, Inc. ("HMS");

      (c) if the Security Agreement ceases to be in full force and effect;

      (d) if an Event of Default has occurred under the Unsecured Loan;

      (e) if I shall file a petition in bankruptcy or for an arrangement or for reorganization pursuant to the Federal Bankruptcy Act or any similar law, federal or state, or if, by decree of a court of competent jurisdiction, I shall be adjudicated a bankrupt, or be declared insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing my inability to pay my debts generally as they become due, or shall consent to the appointment of a receiver or receivers of all or any part of my property;

      (f) if any of my creditors shall file a petition in bankruptcy against me or for my reorganization pursuant to the Federal Bankruptcy Act or any similar law, federal or state, and if such petition shall not be discharged or dismissed within sixty (60) days after the date on which such petition was filed;

      (g) if I shall fail to observe or perform any covenant, condition or agreement in this Note, the Security Agreement or in any other document that I shall have executed or delivered in connection with this Loan; or

      (h) if any representation or warranty made by me in this Note, the Security Agreement or in any other document that I shall have executed or delivered in connection with this Loan shall prove to have been incorrect in any material respect on or as of the date made.

      IN WITNESS WHEREOF, I have executed and delivered this Note on the day and year first above written.
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                                            PAUL J. KERZ